UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Officers

Mr. Mario Beckles

Resigned:                           August 25, 2014
Positions:                           Chief Financial Officer, Treasurer

Mr. Beckles’s resignation as a Chief Financial Officer and Treasurer of the Company was accepted by the board of directors on August 25, 2014, and was not as a result of any dispute or disagreement with the Company.

Appointment of Officer

Mr. Donald C. Nicholson (Age 48)

Appointed:                         August 25, 2014
Positions:                           Chief Financial Officer (Interim), Treasurer (Interim)

Mr. Nicholson, presently the Company’s Chief Executive Officer, President and Secretary, will be assuming the role of Chief Financial Officer and Treasurer on an interim basis while a suitable candidate is found and appointed.

Mr. Nicholson will not be receiving any additional compensation for the assumption of these two roles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: August 29, 2014	By:	/s/ Donald Nicholson
	Name:	Donald Nicholson
`	Title:	President & CEO